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                                  LAW OFFICES
                        MITCHELL, SILBERBERG & KNUPP LLP
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1653
                                                            FILE NO: 84345-117
                                                          DOC. NO: LAL_1001.PRO
                           TELEPHONE: (310) 312-2000
                              FAX: (310) 312-3100


                                August 28, 1996

Protection One, Inc.
Protection One Alarm Monitoring, Inc.
6011 Bristol Parkway
Culver City, California 90230

        Re:     Registration Statement on Form S-3 (File No. 333-09401)
                ------------------------------------------------------

Ladies and Gentlemen:


        We have acted as counsel to Protection One, Inc., a Delaware corporation ("POI"), and its subsidiary Protection One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring" and together with POI, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of the offering of an aggregate of $150,000,000 of unsecured senior or subordinated debt securities of Monitoring (the "Debt Securities"), the guarantee (the "Guarantee") of the Debt Securities issued by POI and such indeterminate number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of POI as may be issuable in exchange for or upon conversion of Debt Securities, if any, that provide for such conversion or exchange.

        This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms but not otherwise defined herein have the meanings ascribed to those terms in the Registration Statement.

        In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the certificates of incorporation and bylaws of the Companies and the Indentures, each in the form filed as an exhibit to the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, certificates and other documents as we have deemed necessary or appropriate as the basis for the opinions set forth herein. As to all facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Companies and others.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of
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Protection One, Inc.
Protection One Alarm Monitoring, Inc.
August 28, 1996
Page 2


documents executed by parties other than the Companies, we have assumed that such parties have the power, corporate or other, to enter into and perform all obligations thereunder; that such documents have been duly authorized by all requisite action, corporate and otherwise, and duly executed and delivered, by the parties thereto and that, except as set forth in paragraphs 1 and 2 below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that each Indenture and the Debt Securities and Guarantee issued pursuant thereto will, when executed, be in substantially the forms reviewed by us, that the terms of the Debt Securities and Guarantee when established will have been duly established in accordance with the applicable Indenture and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over either Company and that the corporate proceedings contemplated by us, as your counsel, to be taken prior to issuance of the Debt Securities and the Guarantee will have been completed.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal law of the United States. We have further assumed that no other law would affect any of the conclusions set forth herein.

        Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                1. The Debt Securities will be, when the applicable Indenture has been duly authorized, executed and delivered, when the terms of the Debt Securities have been established in conformity with such Indenture, and when such Debt Securities have been duly executed, delivered, authenticated, issued, delivered and paid for in accordance with the Indenture and as contemplated in the Registration Statement (as finally amended, including any and all necessary post-effective amendments, and including the prospectus supplement with respect to such series of Debt Securities), legally issued and binding obligations of Monitoring, enforceable against Monitoring in accordance with such Debt Securities' respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.


                2. The Guarantee will be, when the applicable Indenture has been duly authorized, executed and delivered, when the terms of the Guarantee have been established in conformity with such Indenture, and when such Guarantee has been duly executed and delivered for in accordance with the Indenture and as contemplated in the Registration Statement (as finally amended, including any and all necessary post-effective amendments, and including the applicable prospectus supplement), a legally issued and binding obligation of POI, enforceable against POI in accordance with the Guarantee's terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity
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Protection One, Inc.
Protection One Alarm Monitoring, Inc.
August 28, 1996
Page 3


        (regardless of whether enforceability is considered in a proceeding at law or in equity).

                3. If any of the Debt Securities are exchangeable for or convertible into Common Stock, when such Common Stock has been duly issued and exchanged for or upon conversion of such Debt Securities in accordance with the terms of the applicable Indenture and any supplemental indenture thereto fixing the terms for such exchange or conversion, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.


                We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                The opinions expressed herein are expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or in applicable law.



                                                Very truly yours,

                                    /s/ Mitchell, Silberberg & Knupp LLP
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                                        MITCHELL, SILBERBERG & KNUPP LLP
LAL/AA